Exhibit 10.5

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into as of March 29, 2006 between CuraGen Corporation, a corporation organized under the laws of the State of Delaware, with its principal place of business at 322 East Main Street, Branford, Connecticut (the “Company”), and Frank M. Armstrong, MD (“Executive”).

WHEREAS, the Executive desires to be employed by the Company, subject to the terms and conditions of this Agreement; and the Company desires to retain the Executive’s services, subject to the terms and conditions of this Agreement;

THEREFORE, the Company and the Executive, intending to be legally bound, hereby agree as follows:

1. Employment; Duties and Responsibilities

A) The Company shall employ the Executive, and the Executive shall serve the Company, as President and Chief Executive Officer, with such duties and responsibilities as may be assigned to the Executive by the Board of Directors of the Company (“BOD”) and are typically associated with a position of that nature.

B) The Executive shall devote his best efforts and all of his business time to the performance of his duties under this Agreement and shall perform them faithfully, diligently and competently in a manner consistent with the policies and goals of the Company as determined from time to time by the BOD.

C) The Executive shall report to the BOD of the Company.

D) The Executive shall not engage in any activities outside the scope of his employment that would detract from, or interfere with, the fulfillment of his responsibilities or duties under this Agreement.

E) The Executive shall not serve as a director (or the equivalent position) of any company or entity other than the Company and shall not render services of a business, professional or commercial nature to any other person or firm, except for not-for-profit entities, without prior written consent of the BOD. Such consent shall not be unreasonably withheld.

F) The Executive shall not receive fees or other remuneration for work performed either within or outside the scope of his employment without prior written consent of the BOD. Such consent shall not be unreasonably withheld.

2. Commencement and Term of Employment

The Executive’s employment by the Company under this Agreement shall commence on March 24, 2006 (the “Commencement Date”). The Executive is employed on an at-will basis, and, subject to the provisions of Section 10, either the Executive or the Company may terminate the employment relationship at any time for any reason.

3. Compensation

As full compensation for all services rendered by the Executive to the Company under this Agreement, the Company shall pay the Executive the compensation set forth in Schedule A attached and incorporated into this Agreement. This schedule may be amended from time to time in writing by the Company and the Executive. In addition, the Company shall pay the Executive certain compensation as sign-on payments as set forth in Schedule B attached and incorporated into this Agreement.

4. Fringe Benefits and Vacation

A) Fringe Benefits. The Executive will be entitled to participate in employee benefit plans which the Company provides or may establish for the benefit of its senior executives generally (for example, group life, disability, medical, dental and other insurance, retirement pension, profit-sharing and similar plans) (collectively, the “Fringe Benefits”). Eligibility to participate in the Fringe Benefits and receive benefits thereunder is subject to the plan documents governing such Fringe Benefits. Nothing contained herein shall require the Company to establish or maintain any Fringe Benefits, and such Fringe Benefits may be modified from time to time. In addition, while the Executive remains employed by the Company, the Executive shall receive up to $10,000 for reimbursement of reasonable expenses associated with personal financial and tax planning, payable no later than 2 1/2 months following the end of the year in which the expenses are incurred, and provided that the Executive must submit appropriate documentation regarding the expenses to be eligible for such reimbursement.

B) Vacation. The Executive shall be entitled to accrue on an annual basis up to 25 paid vacation days in accordance with the Company’s policies as in effect from time to time. All vacation days will be taken at times mutually agreed by the Executive and the Company and will be subject to the business needs of the Company.

C) Directors’ and Officers’ Insurance. The Executive shall be covered under the Company’s directors’ and officers’ insurance coverage to the same extent as any other director or officer of the Company.

5. Expenses

The Company shall reimburse the Executive for all reasonable and necessary expenses incurred by him in connection with the performance of his services for the Company in accordance with the Company’s policies, upon submission of appropriate expense reports and documentation in accordance with the Company’s policies and procedures.

6. Disability or Death

A) If, as the result of any physical or mental disability, the Executive shall have failed or is unable to perform his duties for a period of ninety (90) consecutive days, the Company may, by notice to the Executive, terminate his employment under this Agreement as of the date of the notice without any further payment or the furnishing of any benefit by the Company under this Agreement (other than accrued and unpaid base salary and expenses and benefits which have accrued pursuant to any plan or by law).

B) The term of the Executive’s employment under this Agreement shall terminate upon his death without any further payment or the furnishing of any benefit by the Company under this Agreement, other than accrued and unpaid base salary and commission and expenses and benefits which have accrued pursuant to any plan or by law. This provision shall not be read to change the terms of any other agreement between the Executive and the Company, including any stock option plans, which shall be governed by their respective terms.

7. Patents, Copyrights and Intellectual Property

A) The Executive shall promptly disclose to the Company all Inventions. Inventions shall mean, for purposes of this paragraph, inventions, discoveries, developments, methods and processes (whether or not patentable or copyrightable or constituting trade secrets) conceived, made or discovered by the Executive (whether alone or with others) while employed by the Company that relate, directly or indirectly, to the past, present, or future business activities, research, product design or development, personnel, and business opportunities of the Company, or result from tasks assigned to the Executive by the Company or done by the Executive for or on behalf of the Company. The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) his full right, title and interest in and to all Inventions. The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including, among others, the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Inventions to the Company and to permit the Company to file, obtain and enforce any patents, copyrights or other proprietary rights in the Inventions. The Executive agrees to make and maintain adequate and current records of all Inventions, in the form of notes, sketches, drawings, or reports relating thereto, which records shall be and remain the property of and available to the Company at all times.

8. Proprietary and Trade Secret Information

A) The Executive agrees that he will keep confidential and will not make any unauthorized use or disclosure, or use for his own benefit or the benefit of others, during or subsequent to his employment of any research, development, engineering and manufacturing data, plans, designs, formulae, processes, specifications, techniques, trade secrets, financial information, customer or supplier lists or other information that becomes known to him as a result of his employment with the Company which is the property of the Company or any of its clients, customers, consultants, licensors, licensees, or affiliates, provided nothing herein shall be construed to prevent the Executive from using his general knowledge and skill after termination of his employment whether acquired prior to or during his employment by the Company.

B) Proprietary information subject to paragraph 8(A) does not include information that: (i) is or later becomes available to the public through no breach of this Agreement by the Executive; (ii) is obtained by the Executive from a third party who had the legal right to disclose the information to the Executive; or (iii) is required to be disclosed by law, government regulation, or court order.

C) The Executive is not expected to and is expressly forbidden from disclosing to the Company a trade secret or confidential or proprietary information from a former employer.

D) Upon leaving the employment of the Company, the Executive will not remove from the Company premises, either directly or indirectly, any drawings, writings, prints, any documents or anything containing, embodying, or disclosing any confidential or proprietary information or any of the Company’s trade secrets unless express written permission is given by the BOD. Upon termination of his employment, the Executive shall return to the Company any and all documents and materials that are the property of the Company or its customers, licensees, licensors or affiliates or which contain information that is the property of the Company.

9. Covenant Not to Compete

A) While in the employ of the Company and for a period of one year or the maximum period permitted by applicable law (whichever is shorter) following termination of his employment with the Company, the Executive shall not, without the approval of the Company, alone or as a partner, officer, director, consultant, employee, stockholder or otherwise, engage in any employment, consulting or business activity or occupation that is or is intended to be directly competitive with 454 Life Sciences Corporation or with Velafermin, any HDAC product for oncology, or any approved product of the Company or of any subsidiary which is being marketed and/or sold at the time of termination; provided, however, that the holding by the Executive of any investment in any security shall not be deemed to be a violation of this section if such investment does not constitute over one percent (1%) of the outstanding issue of such security. The restriction shall run for a period of one year after said termination, and if there shall be any violation hereof during said period, then for a period of one year after cessation of such violation.

B) While in the employ of the Company, the Executive shall promptly notify the Company if the Executive, alone or as a partner, officer, director, consultant, employee, stockholder or otherwise, engages in any employment, consulting or business activity or occupation outside his employment by the Company.

C) The Executive shall not, directly or indirectly, either during the term of the Executive’s employment under this Agreement or for a period of one (1) year thereafter, solicit or attempt to solicit, directly or indirectly, the services of any person who was a full-time employee of the Company, its subsidiaries, divisions or affiliates, or solicit or attempt to solicit the business of any person who was a client or customer of the Company, its subsidiaries, divisions or affiliates, in each case at any time during the last year of the term of the Executive’s employment under this Agreement. The Executive shall not, directly or indirectly, either during the term of the Executive’s employment under this Agreement or for a period of one (1) year thereafter, employ or attempt to employ, directly or indirectly, the services of any person who was a full-time employee of the Company, its subsidiaries, divisions or affiliates, or solicit the business of any person who was a client or customer of the Company, its subsidiaries, divisions or affiliates, in each case at any time during the last year of the term of the Executive’s employment under this Agreement. For purposes of this Agreement, the term “person” shall include natural persons, corporations, business trusts, associations, sole proprietorships, unincorporated organizations, partnerships, joint ventures and governments or any agencies, instrumentalities or political subdivisions thereof.

D) The Executive acknowledges and agrees that the covenants in this section are necessary for the protection of the legitimate business interests of the Company and that the covenants are reasonable in all respects. The Executive further acknowledges and agrees that, if his employment by the Company is terminated, his experience and capabilities are such that he is both qualified and willing to seek and obtain employment involving business activities which will not violate any covenant on his part to be observed hereunder and that a court decree enjoining any such violation will not prevent him from earning a reasonable livelihood.

E) Just compensation for the duties under this paragraph is included in the salary and benefits provided herein.

G) If the Executive is terminated as a result of a Change of Control, as defined in this Agreement, this Section, titled “Covenant Not to Compete,” shall not be applicable.

10. Termination

A) The Company shall have the right to terminate this Agreement and the Executive’s employment with the Company at any time for any reason, including for Performance Reasons or Cause (both terms as defined herein). For purposes of this Agreement, the term “Performance Reasons” shall mean termination of the Executive’s employment upon the assessment of the Board of Directors, or a Committee of the BOD, that the Executive has failed to satisfactorily perform the essential functions of the Executive’s position. Such a determination shall be made using acceptable business practices and sound management principles and shall not be made in bad faith or arbitrarily.

B) For purposes of this Agreement, the term “Cause” shall mean the Executive’s willfully engaging in conduct demonstrably and materially injurious to the Company, monetarily or otherwise, provided that the Executive receives a copy of a resolution duly adopted by the unanimous affirmative vote of the membership of the BOD, excluding the Executive, at a meeting of the BOD called and held for such purpose after the Executive has been given reasonable notice of such meeting and has been given an opportunity, together with his counsel, to be heard by the BOD, finding that in the good faith opinion of the BOD the Executive was guilty of the conduct set forth and specifying the particulars thereof in detail.

C) The Executive’s act, or failure to act, shall be deemed “willful” if the Executive was not acting in good faith or acting without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act or failure to act based on authority given pursuant to a resolution duly adopted by the Board of the Company, or based upon the advice of counsel for the Company shall be conclusively presumed to have been done by the Executive in good faith and in the best interests of the Company.

11. Change of Control

(A) “Change in Control” shall mean the occurrence of any one of the following events with respect to the Company, but only to the extent each of the following is interpreted in a manner consistent with the meaning of “a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” under Section 409A of Internal Revenue Code, as amended, (the “Code Section 409A”) and any successor statute, regulation and guidance thereto, and limited to the extent necessary so that it will not cause adverse tax consequences with respect to Code Section 409A:

(i) such time as the majority of the members of the BOD is replaced during any 12-month period (commencing no earlier than the Commencement Date) by directors whose appointment or election is not endorsed by a majority of the members of the BOD prior to the date of appointment or election;

(ii) the acquisition by any “Person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) of the beneficial ownership of any capital stock of the Company if, after such acquisition, such person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the BOD (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following: (a) an acquisition by the Company or any subsidiary of the Company; (b) an acquisition by any employee benefit plan sponsored or maintained by the Company or subsidiary of the Company; (c) an acquisition by any underwriter temporarily holding securities pursuant to an offering of such securities; or (d) an acquisition by any Person who, prior to such acquisition, already owned more than 50% of the Company Voting Securities;

(iii) the consummation of a merger, consolidation, statutory share exchange, a sale or other disposition of all or substantially all of the assets of the Company or similar form of corporate transaction involving the Company (a “Business Combination”), unless immediately following such Business Combination at least 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination); or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, but only if such approval is in connection with one of the events described in Section 11(A)(i)-(iii) above.

(B) Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any Person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding.

12. Benefits Upon Termination

A) If the Executive is terminated for Cause, the Company shall not be obligated to make any further payment to the Executive (other than accrued and unpaid base salary and expenses to the date of termination), or continue to provide any benefit (other than benefits which have accrued pursuant to any plan or by law) to the Executive under this Agreement. Accrued and unpaid base salary, expenses, and benefits which have accrued pursuant to any plan or by law are hereinafter referred to as “Accrued Obligations”.

B) If the Executive is terminated for Performance Reasons, then, in addition to the Accrued Obligations, Executive shall be entitled to: (i) salary continuation at the salary the Executive was receiving at the time of termination for a period of six (6) months following termination; and (ii) upon timely election of COBRA continuation coverage, the Executive’s continued participation in any employee health and welfare benefit plan to which the Executive was a participant prior to his termination, with the Company premiums paid at the same percentage as when the Executive had participated as an employee, for up to six (6) months following termination; provided, that the Company’s obligation to continue the Executive’s participation in any employee health and welfare benefit plan shall cease as of the date that the Executive becomes eligible to participate in a similar benefit from another source.

C) If the Executive is terminated by the Company for any reason other than for Cause, Performance Reasons, his retirement, Disability or his death, then, in addition to the Accrued Obligations, Executive shall be entitled to: (i) salary continuation at the salary the Executive was receiving at the time of termination for a period of twelve (12) months following termination; and (ii) upon timely election of COBRA continuation coverage, the Executive’s continued participation in any employee health and welfare benefit plan to which the Executive was a participant prior to his termination, with the Company premiums paid at the same percentage as when the Executive had participated as an employee, for up to twelve (12) months following termination; provided, that the Company’s obligation to continue the Executive’s participation in any employee health and welfare benefit plan shall cease as of the date that the Executive becomes eligible to participate in a similar benefit from another source.

D) If the Executive is terminated by the Company within twelve (12) months of a Change of Control as defined in this Agreement for reasons other than Cause, Disability, or his death, then, in addition to the payments set forth in paragraphs B and C, as applicable, the

Executive shall be entitled to (i) salary continuation at the salary the Executive was receiving at the time of termination for an additional period of twelve (12) months following the conclusion of the payment period under the applicable paragraph above; and (ii) upon timely election of COBRA continuation coverage, the Executive’s continued participation in any employee health and welfare benefit plan to which the Executive was a participant prior to his termination, with the Company premiums paid at the same percentage as when the Executive had participated as an employee, for up to twelve (12) months following the conclusion of the coverage period set forth in the applicable paragraph above; provided that, if COBRA continuation coverage is otherwise earlier terminated under applicable law, then, in lieu of coverage, the Company will pay its share of the monthly Company premium in effect prior to the termination of COBRA continuation coverage directly to the Executive each month for the remainder of the relevant period.

E) If the Executive terminates his employment for a “Good Reason,” the Executive shall be entitled to the same benefits as provided in paragraphs C and D of this section. Termination by the Executive of his employment for “Good Reason” shall mean termination based on:

(i) subsequent to a Change in Control of the Company, and without the Executive’s express written consent, any material reduction in Executive’s duties or responsibilities compared to those prior to a Change in Control, or a change in the Executive’s reporting responsibilities, titles or offices as in effect immediately prior to a Change in Control, or any removal of the Executive from, or any failure to re-elect the Executive, to any of his previously held positions with the Company, except in connection with the termination of the Executive’s employment for Cause, Disability or Retirement or as a result of the Executive’s death or by the Executive other than for Good Reason;

(ii) subsequent to a Change in Control of the Company, a reduction by the Company in the Executive’s base salary as in effect on the date hereof or as the same may be increased from time to time;

(iii) subsequent to a Change in Control of the Company, a failure by the Company to continue any bonus plans in which the Executive is presently entitled to participate (the “Bonus Plans”) as the same may be modified from time to time but substantially in the form currently in effect, or a failure by the Company to continue the Executive as a participant in the Bonus Plans on at least the same basis as the Executive presently participates in accordance with the Bonus Plans;

(iv) subsequent to a Change in Control of the Company and without the Executive’s express written consent, the Company’s requiring the Executive to be based anywhere other than within fifty (50) miles of the Executive’s present office location, except for required travel on the Company’s business to an extent substantially consistent with the Executive’s present business travel obligations;

(v) subsequent to a Change in Control of the Company, the failure by the Company to continue in effect any benefit or compensation plan, stock ownership plan, stock purchase plan, stock option plan, life insurance plan, health-and-accident plan or disability plan in which the Executive is participating at the time of a Change in Control of the Company (or plans providing the Executive with substantially similar benefits), the taking of any action by the Company which would adversely affect the Executive’s participation in or materially reduce the Executive’s benefits under any of such plans or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is then entitled in accordance with the Company’s normal vacation policy in effect on the date hereof; or

(vi) subsequent to a Change in Control of the Company, any purported termination of the Executive’s employment which is not effected pursuant to the terms of this Agreement. No such purported termination shall be effective.

F) Upon a Change of Control, notwithstanding any other agreement, all stock, restricted stock, stock options or restricted stock options of the Executive shall become fully vested to 100%.

G) All payments and benefits set forth in Sections 12(B)-(F) are contingent upon the Executive’s execution of a separation agreement that is in a form acceptable to the Company and contains a full waiver and release of claims against the Company within twenty-one (21) days of the date such separation agreement is provided to the Executive.

H) Notwithstanding any other provision with respect to the timing of payments under Sections 12(A)-(E), as applicable, if, at the time of the Executive’s termination, the Executive is deemed to be a “specified employee” (within the meaning of Code Section 409A, and any successor statute, regulation and guidance thereto) of the Company, then only to the extent necessary to comply with the requirements of Code Section 409A, any payments to which the Executive may become entitled under Sections 12(A)-(E), as applicable, will be withheld until the first business day of the seventh month following the termination of the Executive’s employment, at which time the Executive shall be paid an aggregate amount equal to six months of payments otherwise due to the Executive under the terms of Sections 12(A)-(E), as applicable. After the first business day of the seventh month following the termination of the Executive’s employment and continuing each month thereafter, the Executive shall be paid the regular monthly payments otherwise due to the Executive in accordance with the terms of

Sections 12(A)-(E), as applicable. In addition, in the event that the Company is obligated to make cash payments directly to the Executive in lieu of COBRA continuation coverage pursuant to the terms of Section 12(D) or (E), then, to the extent necessary to comply with the requirements of Code Section 409A, such cash payments will be withheld, if applicable, in the same manner as described above in this paragraph.

13. Arbitration

A) Any dispute under this Agreement, including any dispute as to cause or good reason for termination, shall be submitted to binding arbitration subject to the rules of the American Arbitration Association. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY SUCH ACTIONS, SUIT OR PROCEEDING. The Company shall bear all costs associated with the Arbitration, including filing fees and any stipend for the arbitrator. The Company and the Executive shall each bear its own attorneys’ fees. However, if the Executive prevails in a challenge to the Company’s determination for cause, the Executive shall be entitled to be reimbursed for all attorney fees.

B) Nothing in this section shall be read to preclude the Company seeking injunctive relief for the Executive’s breach of Section 8, Proprietary and Trade Secret Information or Section 9, Covenant Not to Compete.

14. Injunctive Relief

A) The Executive acknowledges that the services rendered by him under this Agreement are of a special, unique and extraordinary character and, in connection with such services, he will have access to confidential information concerning the Company’s business. By reason of this access to confidential information, the Executive consents and agrees that if he violates any of the provisions of this Agreement with respect to Proprietary and Trade Secret

Information or the Covenant Not to Compete, the Company would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to an injunction to be issued by any court of competent jurisdiction restraining the Executive from committing or continuing to commit any such violation of this Agreement.

15. Miscellaneous

A) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, applicable to agreements made and to be performed in Connecticut, and shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

B) This Agreement contains a complete statement of all the arrangements between the Company and the Executive with respect to its subject matter, supersedes all previous agreements, written or oral, among them relating to its subject matter and cannot be modified, amended or terminated orally. Amendments may be made to this Agreement at any time if mutually agreed upon in writing.

C) Any amendment, notice or other communication under this Agreement shall be in writing and shall be considered given when received and shall be delivered personally or mailed by Certified Mail, Return Receipt Requested, to the parties at their respective addresses set forth in this Agreement, or at such other address as a party may specify by written notice to the other.

D) The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

E) Each of the parties irrevocably submits to the exclusive jurisdiction of any court of the State of Connecticut or the Federal District Court of Connecticut over any action, suit or proceeding relating to or arising out of this Agreement and the transactions contemplated hereby. Each party hereby irrevocably waives any objections, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which such party may now or hereafter have to the bringing of any such actions, suit or proceeding in any such court and irrevocably agrees that process in any such actions, suit or proceeding may be served upon that party personally or by Certified or Registered Mail, Return Receipt Requested.

F) The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the remaining terms or provisions of this Agreement which shall remain in full force and effect and any such invalid or unenforceable term or provision shall be given full effect as is legally permissible. If any term or provision of this Agreement is invalid or unenforceable in one jurisdiction, it shall not affect the validity or enforceability of that term or provision in any other jurisdiction.

G) This Agreement is not assignable by either party except that it shall inure to the benefit of and be binding upon any successor to the Company by merger or consolidation or the acquisition of all or substantially all of the Company’s assets, provided such successor assumes all of the obligations of the Company, and shall inure to the benefit of the heirs and legal representatives of the Executive.

H) The Executive hereby acknowledges and agrees that the Company makes no representations or warranties regarding the tax treatment or tax consequences of any compensation, benefits or other payments under the Agreement, including, without limitation, by operation of Code Section 409A, or any successor statute, regulation and guidance thereto.

I) The Company and the Executive agree that they will negotiate in good faith and jointly execute an amendment to modify this Agreement to the extent necessary to comply with the requirements of Code Section 409A, or any successor statute, regulation and guidance thereto; provided that no such amendment shall increase the total financial obligation of the Company under this Agreement.

By:		3/30/06	By:
	Patrick J. Zenner	Date		Frank M. Armstrong, MD	Date
Interim CEO and Chairman
CuraGen Corporation
322 East Main Street
Branford, CT 06511

SCHEDULE A

Annual Compensation

The Executive shall receive the following compensation for services on an annual basis:

1) The Executive’s base salary shall be $490,000 per year, payable in bi-weekly installments, subject to change by the BOD, which shall review the salary on an annual basis.

2) The Executive shall be eligible to receive performance-based bonuses based on the attainment of goals set by the BOD. The Executive’s bonus shall be 50% of base salary at target, and may be increased up to 100% of base salary for above-plan performance.

3) The Executive shall be eligible to participate in the annual equity grant program specified in the Company’s Executive Incentive Plan (EIP).

SCHEDULE B

Sign-On Payments

1. Sign-on bonus. The Executive will receive a sign-on bonus in the amount of $175,000, payable on the first regular payroll date following commencement of employment. In the event the Executive voluntarily terminates his employment or if his employment is terminated by the Company for Cause during the twelve-month period following the commencement of the Executive’s employment, the Executive will be required to repay the sign-on bonus to the Company in full within twelve (12) months of the Executive’s employment termination. Termination of employment for Good Reason or the Executive’s death shall be deemed an involuntary termination. To the extent the sign-on bonus is deemed to be taxable compensation to you, the Company will make a “gross up” payment to you in order to pay for income tax imposed on you in connection with the sign-on bonus.

2. Equity grants. Effective as of Commencement Date, the Company will grant the Executive the following:

(i) a stock option for 500,000 shares of common stock of the Company (the “CuraGen Option”), with an exercise price set at the stock price at the close of business on the date of grant, which option shall vest as to 25% of the underlying shares on the first anniversary of the date of grant, and as to 6.25% of the underlying shares at the end of each quarter following the first anniversary of the date of grant until fully vested. The CuraGen Option will be subject to the terms, definitions and provisions of the Company’s 1997 Employee, Director and Consultant Stock Plan, and the stock option agreement under which the CuraGen Option is granted.

(ii) a stock option for 100,000 shares of common stock of 454 Life Sciences Corporation (the “454 Option”), with an exercise price set at fair market value on the date of grant, which option shall vest as to 50% on the first anniversary of the date of grant, and 50% on the second anniversary of the date of grant. The 454 Option will be subject to the terms, definitions and provisions of the 454 Life Sciences Corporation’s 2000 Employee, Director and Consultant Stock Plan, and the stock option agreement under which the 454 Option is granted.

(iii) 300,000 restricted shares of common stock of the Company, under which 100,000 shares shall be vested on the first anniversary of the date of grant, and with respect to the remaining 200,000 shares, the Company’s repurchase rights shall lapse as follows:

(A) with respect to 100,000 shares, on the earlier of (I) the second anniversary of the date of grant, or (II) the date when the Company’s common stock has been at least $7.00 per share for at least 90 consecutive days; and

(B) with respect to the remaining 100,000 shares, on the earlier of (I) the third anniversary of the date of grant, or (II) the date when the Company’s common stock has been at least $11.00 per share for at least 90 consecutive days.

The restricted stock grant will be subject to the terms, definitions and provisions of the Company’s 1997 Employee, Director and Consultant Stock Plan, and the restricted stock agreement under which the restricted stock is granted.

3. Relocation payments. The Executive will be reimbursed for out-of-pocket expenses reasonably and necessarily incurred by the Executive in connection with one-time moving and transportation cost associated with the relocation of the Executive’s family and household goods to the Branford metropolitan area, provided such relocation is effected within 24 months of the Commencement Date and provided that the Executive is an employee of the Company at the time the relocation payments are incurred by the Executive.